Exhibit 107

Calculation of Filing Fee Tables

424(b)(2)
(Form Type)

EAGLE POINT CREDIT COMPANY INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Series AA Convertible and Perpetual Preferred Stock, $0.001 par value per share and Series AB Convertible and Perpetual Preferred Stock, $0.001 par value per share	457(o) (1)	Up to 5,111,311 Shares	$25.00	$127,782,773	0.00015310	$19,563.55	—	—	—	—
	Total Offering Amounts					$127,782,773		$19,563.55
	Total Fees Previously Paid							—
	Total Fee Offsets							$14,768.58(2)
	Net Fee Due							$4,794.97

(1)	The registration fee is calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended. In accordance with Rules 456(b) and 457(r) under the Securities Act, Eagle Point Credit Company Inc. (the “Registrant”) initially deferred payment of all of the registration fees relating to the Registrant’s Registration Statement No. 333-286484, which was filed with the Securities and Exchange Commission (the “SEC”) on April 11, 2025 and automatically became effective upon filing with the SEC (the “Registration Statement”). This “Calculation of Filing Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on Form N-2 (File No. 333-284268) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

(2)	The Registrant previously filed a Registration Statement on Form N-2 with the Securities and Exchange Commission on January 6, 2023 (File No. 333-269139), which was subsequently amended on May 26, 2023 and June 9, 2023 and declared effective on June 9, 2023 (the “Prior Registration Statement”), that registered an aggregate of $1,000,000,000 of securities to be offered by the Registrant from time to time, for which the Registrant paid a filing fee of $110,200. In connection therewith, $134,016,166 of the securities remain unsold, leaving $14,768.58 in previously paid fees available for future offset (calculated at the fee rate in effect on the filing date of the Prior Registration Statement). In accordance with Rule 457(p) under the Securities Act, the Registrant is using the entirety of that $14,768.58 filing fee to offset the filing fee payable in connection with this filing. Accordingly, a registration fee of $4,794.97 is due to be paid at this time. Concurrently with the filing of this prospectus supplement, any offering of unsold securities pursuant to the Prior Registration Statement is hereby terminated.

	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed		Fee Paid with Fee Offset Source
	Rule 457(p)
Fee Offset Claims	N-2	333-269139	January 6, 2023		$14,768.58	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	N/A	$134,016,166	(1)
Fee Offset Sources	N-2	333-269139		January 6, 2023							$14,768.58(1)

(1)	See Note (2) under Table 1 above.